UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 27, 2022
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01    Regulation FD Disclosure
On October 27, 2022 Coastal Financial Corporation (the “Company”) issued a press release announcing its results of operations and financial condition for the fiscal quarter ended September 30, 2022 (the “Earnings Release”). By means of this Current Report on Form 8-K the Company is providing additional clarification with respect to the losses to which the Company is responsible for with respect to a CCBX partner as described in the Earnings Release.

In accordance with the program agreement and for true lender purposes for this CCBX partner only, the Company is responsible for credit losses on approximately 10% of a $77.9 million loan portfolio. At September 30, 2022, 10% of this portfolio represented $7.8 million in loans. The partner is responsible for credit losses on approximately 90% of this portfolio and for fraud losses on 100% of this portfolio. The Company earns 100% of the revenue on the aforementioned $7.8 million of loans. Additionally, as of September 30, 2022 no losses have been incurred or recognized on the $7.8 million in loans for which the Company is responsible for credit losses.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: October 28, 2022	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer